UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 8, 2011

THE SHERIDAN GROUP, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	333-110441	52-1659314
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

11311 McCormick Road, Suite 260, Hunt Valley, Maryland 21031-1437
(Address of Principal Executive Offices) (Zip Code)

(410) 785-7277
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On April 8, 2011, The Sheridan Group, Inc. (the “Company”) entered into a Purchase Agreement (the “Purchase Agreement”), by and among the Company, certain subsidiary guarantors (the “Guarantors”), and Jefferies & Company, Inc. (the “Initial Purchaser”) pursuant to which the Company agreed to issue and sell to the Initial Purchaser $150,000,000 aggregate principal amount of the Company’s 12.5% senior secured notes due 2014 (the “Notes”).

The sale of the Notes is expected to close on April 15, 2011. The Company intends to use the net proceeds of the offering, as well as funds drawn under its working capital facility and cash on hand, to repurchase or otherwise redeem its existing 10.25% senior secured notes due 2011 and to pay related fees and expenses associated with the offering and related transactions.

The Initial Purchaser and its affiliates have from time to time engaged, and may in the future engage, in investment banking, commercial lending and other financial advisory services with the Company and its affiliates in the ordinary course of business. The Initial Purchaser and its affiliates, as applicable, have received (or will receive) customary compensation and reimbursement of expenses in connection with these transactions. The parent company of the Initial Purchaser is Jefferies Group, Inc. Jefferies Group, Inc., directly or indirectly, has a non-voting economic interest in funds managed by Jefferies Capital Partners and its affiliates (“JCP”), which funds own 42.3% of the equity in TSG Holdings Corp., our parent. Jefferies Group, Inc. also employs and provides office space for JCP’s employees, for which JCP reimburses Jefferies Group, Inc. on an annual basis. Mr. Brian P. Friedman, who is a director of Jefferies Group, Inc. and Chairman of the Executive Committee of Jefferies & Company, Inc., is one of the managing members of JCP. Mr. James L. Luikart is one of the managing members of JCP and a director of the Company. Mr. Nicholas Daraviras is a Managing Director of JCP and a director of the Company.

Section 8 – Other Events

Item 8.01 Other Events.

On April 8, 2011, The Sheridan Group, Inc. issued a press release announcing the pricing of $150 million aggregate principal amount of its senior secured notes due 2014 and its intention to close on its previously announced tender offer and consent solicitation relating to its 10.25% senior secured notes due 2011, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Forward-Looking Statements

Except for historical information, all other information in this report consists of forward-looking statements. These forward-looking statements involve a number of risks, uncertainties and other factors, including the expected completion of the offering of the Notes, which may cause the actual results to be materially different from those expressed or implied in the forward-looking statements. Other important factors that could cause the statements made in this report or the actual results of operations or financial condition of the Company to differ include, without limitation, that the offering of the Notes is subject to a number of conditions. There can be no assurance that the offering of the Notes will be completed as described herein or at all. Other important factors are discussed under the caption “Special Note Regarding Forward-Looking Statements” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 and in subsequent filings made prior to or after the date hereof. The Company does not intend to review or revise any particular forward-looking statement in light of future events.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibit
Number	Description

Exhibit 99.1	The Sheridan Group, Inc. press release dated April 8, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 8, 2011	THE SHERIDAN GROUP, INC.

	By:	/s/ Robert M. Jakobe
Name: Robert M. Jakobe
Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

Exhibit 99.1	The Sheridan Group, Inc. press release dated April 8, 2011.